UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the disclosure set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to the Article of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 28, 2020, RPT Realty (the “Trust”), with the prior approval of the Board of Trustees of the Trust, amended the Trust’s Declaration of Trust to increase the number of the Trust’s authorized common shares of beneficial interest, par value$0.01 per share (the “common shares”), from 120,000,000 to 240,000,000 common shares, pursuant to Articles of Amendment to the Declaration of Trust of the Trust (the “Articles of Amendment”), which were filed with the State Department of Assessments and Taxation of Maryland on February 28, 2020.

A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

3.1  Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on February 28, 2020.

104   Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	February 28, 2020	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer